UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

NOBLE MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, 3rd Floor, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 601-2500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 4, 2011, Noble Medical Technologies, Inc. (the "Company") entered into a Loan Agreement (“Loan Agreement”) with Cameo Stars, LLC1 (“Cameo”).  Pursuant to the Loan Agreement, the Company agreed to loan to Cameo the principal amount of $250,000 in accordance with a senior promissory note issued to the Company on the same date (the “Note”).  Principal and interest at an annual rate of 10% is due on April 4, 2012.  The Loan Agreement provides a right of first refusal to the Company to consummate a Financing (as defined in the Loan Agreement) with Cameo or any of its affiliates at anytime while the principal balance remains outstanding under the Note.

In order to secure Cameo’s obligations under the Loan Agreement, the Company and Cameo entered into a Security Agreement (the “Security Agreement”), pursuant to which Cameo has granted the Company a security interest in substantially all of its assets.

In addition, Robert Ellin, Company’s Chief Executive Officer, agreed to provide strategic, operational, management and financial advice and consultation to Cameo, and serve as the Co-Chairman of the Board of Cameo.  Cameo issued Mr. Ellin a five year warrant to purchase 1,349,851 common unit interests in Cameo with an exercise price of $0.01 per unit.  The warrant may be cancelled by Cameo if Cameo satisfies its obligations under the Note within sixty (60) days of the issuance of the Note, or within thirty (30) days prior to the closing of a pending equity transaction of at least $2,000,000 of equity during the term of the warrant.  The Loan Agreement, the Note, and the Security Agreement are attached as exhibits to this report and incorporated herein by reference

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(D)	Exhibits.

10.1	Loan Agreement, April 4, 2011
10.2	Form of Note, dated April 4, 2011
10.3	Form of Security Agreement, dated April 4, 2011

1	Swanky Apps, LLC, who is listed as the borrower under the Loan Agreement is in the process of changing its legal name to Cameo Stars, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE MEDICAL TECHNOLOGIES, INC.

DATED: April 4, 2011

	By:	/s/ Tatiana Walker
Tatiana Walker
Interim Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Loan Agreement, April 4, 2011
10.2	Form of Note, dated April 4, 2011
10.3	Form of Security Agreement, dated April 4, 2011